Exhibit 1.2

Execution Version

BAKER HUGHES HOLDINGS LLC

BAKER HUGHES CO-OBLIGOR, INC.

$500,000,000 4.050% Senior Notes due 2029

$1,250,000,000 4.350% Senior Notes due 2031

$750,000,000 4.650% Senior Notes due 2033

$2,000,000,000 5.000% Senior Notes due 2036

$2,000,000,000 5.850% Senior Notes due 2056

UNDERWRITING AGREEMENT

March 5, 2026

March 5, 2026

GOLDMAN SACHS & CO. LLC

MORGAN STANLEY & CO. LLC

CITIGROUP GLOBAL MARKETS INC.

DEUTSCHE BANK SECURITIES INC.

J.P. MORGAN SECURITIES LLC

As Representatives of the several Underwriters

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Deutsche Bank Securities Inc.

1 Columbus Circle

New York, New York 10019

c/o J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10017

Ladies and Gentlemen:

Baker Hughes Holdings LLC (formerly known as Baker Hughes, a GE company, LLC), a Delaware limited liability company (“BHH” or the “Company”), and Baker Hughes Co-Obligor, Inc., a Delaware corporation (the “Co-Issuer” and together with the Company, the “Issuers”), propose to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), acting severally and not jointly, the respective amounts set forth in such Schedule I of $6,500,000,000 aggregate principal amount of the Issuers’ (i) $500,000,000 4.050% Senior Notes due 2029 (the “2029 Notes”), (ii) $1,250,000,000 4.350% Senior Notes due 2031 (the “2031 Notes”), (iii) $750,000,000 4.650% Senior Notes due 2033 (the “2033 Notes”), (iv) $2,000,000,000 5.000% Senior Notes due 2036 (the “2036 Notes”) and (v) $2,000,000,000 5.850% Senior Notes due 2056 (the “2056 Notes” and, together with the 2029 Notes, the 2031 Notes, the 2033 Notes and the 2036 Notes, the “Notes”). Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Notes.

The Notes will be issued pursuant to an indenture, dated as of October 28, 2008 (the “Original Indenture”), between the Company (as successor to Baker Hughes Incorporated, a Delaware corporation) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by a Second Supplemental Indenture, dated as of July 3, 2017, among the Company, the Co-Issuer and the Trustee (the “Second Supplemental Indenture”), and as further supplemented by a Seventh Supplemental Indenture, dated as of December 31, 2023, among the Company, the Co-Issuer, Baker Hughes Company, a Delaware corporation and the sole parent company of the Issuers (“Baker Hughes”) and the Trustee whereby Baker Hughes agreed to guarantee fully and unconditionally all existing indebtedness issued under the Original Indenture, as supplemented from time to time (the “Seventh Supplemental Indenture”). The Original Indenture, as supplemented by the Second Supplemental Indenture and the Seventh Supplemental Indenture is referred to as the “Base Indenture.”

The Notes will be issued pursuant to the Base Indenture, as supplemented by an Eighth Supplemental Indenture, dated as of March 11, 2026, among the Issuers, Baker Hughes and the Trustee (the “Eighth Supplemental Indenture” and the Base Indenture, as supplemented by the Eighth Supplemental Indenture, the “Indenture”), which will be fully and unconditionally guaranteed by Baker Hughes (the “Guarantees” and together with the Notes, the “Securities”). The Notes will be issued in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”), pursuant to Blanket Letters of Representations (the “DTC Agreement”) between the Issuers and the Depositary.

Baker Hughes and Tango Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Baker Hughes (“Merger Sub”), have entered into an Agreement and Plan of Merger, dated as of June 28, 2025 (as amended, modified or supplemented from time to time, if applicable, to the date hereof, the “Merger Agreement”), with Chart Industries, Inc., a Delaware corporation (“Chart”). The term “Merger Agreement” as used herein shall include all exhibits, schedules, disclosure letters and attachments to such Merger Agreement. The term “Merger” as used herein shall refer to the transactions contemplated by the Merger Agreement.

On December 1, 2023, the Company, Baker Hughes and the Co-Issuer jointly filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (file no. 333-275865), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of debt securities, including the Securities, under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), and the offering thereof from time to time in accordance with Rule 415 under the Securities Act. Such registration statement, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, is called the “Registration Statement.” The term

“Prospectus” shall mean the final prospectus supplement relating to the Securities, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed (the “Execution Time”) by the parties hereto. The term “Preliminary Prospectus” shall mean any preliminary prospectus supplement relating to the Securities, together with the Base Prospectus, that is first filed with the Commission pursuant to Rule 424(b). All references in this Underwriting Agreement (this “Agreement”) to the Registration Statement, the Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Preliminary Prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, that are or are deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act prior to 4:45 p.m. (New York City time) on March 5, 2026 (the “Initial Sale Time”). The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1. Representations and Warranties of the Issuers and Baker Hughes. Each of the Company, Baker Hughes and the Co-Issuer, jointly and severally, represents and warrants to and agrees with each of the Underwriters that:

(a) Registration Statement; Prospectuses; Free Writing Prospectuses.

(i) Each of the Company, Baker Hughes and the Co-Issuer meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement has been filed with the Commission not earlier than three years prior to the date hereof and has become effective, no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the “Trust Indenture Act”).

(ii) (A) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (B) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (C) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (D) the Time of Sale Prospectus does not, and at the Initial Sale Time and at the Closing Date (as defined in Section 2(b)), the Time of Sale Prospectus, as then amended or supplemented by the Company, Baker Hughes or the Co-Issuer, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (E) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (F) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 1(a)(ii) do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any of the Underwriters consists of the information described as such in Section 7(b) hereof.

(iii) None of the Company, Baker Hughes or the Co-Issuer is an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company, Baker Hughes or the Co-Issuer is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company, Baker Hughes or the Co-Issuer has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company, Baker Hughes or the Co-Issuer complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to you before first use, the Company, Baker Hughes and the Co-Issuer have not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(b) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company, Baker Hughes and the Co-Issuer.

(c) The Merger Agreement. The Merger Agreement has been duly authorized, executed and delivered by Baker Hughes and the Merger Sub and (assuming due authorization, execution and delivery by Chart) constitutes valid and binding obligations of Baker Hughes and the Merger Sub, enforceable against Baker Hughes and the Merger Sub in accordance with the terms of the Merger Agreement (except in all cases as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws of general applicability affecting the rights of creditors generally and the availability of equitable remedies). Baker Hughes is not aware of any breach or development in connection with the Merger Agreement that would reasonably be expected to have a material adverse effect on the consummation of the Merger.

(d) Authorization of the Indenture. The Base Indenture has been duly authorized, executed and delivered by the Company (and, in the case of the Second Supplemental Indenture, the Co-Issuer, and in the case of the Seventh Supplemental Indenture, Baker Hughes and the Co-Issuer) and, assuming the due authorization, execution and delivery thereof by the Trustee, constitutes a valid and binding agreement of the Company, Baker Hughes and the Co-Issuer, as applicable, enforceable against the Company, Baker Hughes and the Co-Issuer, as applicable, in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The Eighth Supplemental Indenture has been duly authorized by the Company, Baker Hughes and the Co-Issuer and upon the execution and delivery by the Company, Baker Hughes and the Co-Issuer, and upon the due authorization, execution and delivery by the Trustee, the Indenture will constitute a valid and binding agreement of the Company, Baker Hughes and the Co-Issuer, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(e) Authorization of the Notes. The Notes to be purchased by the Underwriters from the Issuers are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Issuers, and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Issuers, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture.

(f) Authorization of the Guarantees. The Guarantees have been duly authorized by Baker Hughes and, when executed and authenticated in accordance with the terms of the Indenture, will constitute valid and binding obligations of Baker Hughes, enforceable in accordance with their terms and the terms of the Indenture, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture.

(g) Description of the Securities and the Indenture. The Securities and the Indenture conform in all material respects to the descriptions thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(h) Accuracy of Statements in Offering Documents. The statements in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus under the captions (i) “Summary—Baker Hughes Company”, (ii) “Summary—Baker Hughes Holdings LLC and Baker Hughes Co-Obligor, Inc.”, (iii) “Material U.S. Federal Income Tax Consequences”, (iv) “Indemnification of Directors and Officers”, (v) “Description of Subsidiary Debt Securities”, “Description of Parent Guarantees” and “Description of the Notes” and (vi) “Related Party Transactions” of Baker Hughes’ Form 10-K filed with the Commission on February 5, 2026, in each case insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present and summarize, in all material respects, the matters referred to therein.

(i) No Material Adverse Change. Except as otherwise disclosed in the Time of Sale Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Prospectus, (i) neither Baker Hughes nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree and (ii) there has been no material adverse change, or any development that could reasonably be expected to (A) result in a material adverse change, in the condition, financial or otherwise, or in the earnings, management, business, properties, results of operations or prospects, whether or not arising from transactions in the ordinary course of business, of Baker Hughes and its subsidiaries, considered as one entity or (B) impair, in any material respect, the ability of each of the Company, Baker Hughes and the Co-Issuer to perform its respective obligations under this Agreement, the Indenture or the Securities, as applicable, and to consummate the transactions contemplated hereby or thereby, by the Time of Sale Prospectus or by the Prospectus (any such change is called a “BKR Material Adverse Change”). There are no BKR Actions (as defined in Section 1(m)) that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(j) Independent Accountants of Baker Hughes. KPMG LLP, who have expressed their opinion with respect to the Baker Hughes’ audited financial statements for the fiscal years ended December 31, 2023, December 31, 2024 and December 31, 2025 incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, are independent public accountants with respect to Baker Hughes, as required by the Exchange Act and are an independent registered public accounting firm with the Public Company Accounting Oversight Board.

(k) Independent Accountants of Chart. To the knowledge of Baker Hughes, Deloitte & Touche LLP, who have expressed their opinion with respect to Chart’s audited financial statements for the fiscal years ended December 31, 2023, December 31, 2024 and December 31, 2025 included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, are independent public accountants with respect to Chart, as required by the Exchange Act and are an independent registered public accounting firm with the Public Company Accounting Oversight Board.

(l) Preparation of the Financial Statements of Baker Hughes. The historical financial statements together with the related notes thereto incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus comply in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and present fairly, in all material respects, the consolidated financial position of Baker Hughes and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the in the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(m) Formation and Good Standing of Baker Hughes and its Subsidiaries. Baker Hughes and each of Baker Hughes’ significant subsidiaries (as defined in Rule 1-02(10) of Regulation S-X) (each, a “BKR Significant Subsidiary”) has been duly incorporated or formed, as the case may be, and is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation and has corporate, limited liability company or limited partnership power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and, in the case of each of the Company, Baker Hughes and the Co-Issuer, to enter into and perform its respective obligations under this Agreement, the Indenture and the Securities, as applicable. Baker Hughes and each BKR Significant Subsidiary is duly qualified as a foreign corporation, limited liability company or limited partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing could not, individually or in the aggregate, reasonably be expected to result in a BKR Material Adverse Change. All of the issued and outstanding shares of capital stock, limited liability company interests or partnership interests, as the case may be, of each BKR Significant Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by Baker Hughes, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

(n) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock (including limited liability company interests) of Baker Hughes are as set forth or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(o) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. None of the Company, Baker Hughes, the Co-Issuer or any BKR Significant Subsidiary is (i) in violation or in default (or, with the giving of notice or lapse of time or both, would be in default) (“Default”) under its charter, by-laws, operating agreement or similar organizational documents, (ii) in Default under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which Baker Hughes or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of Baker Hughes or any of its subsidiaries is subject (each, an “Existing Instrument”) or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over Baker Hughes or any of its subsidiaries or any of its or their properties, as applicable, except, with respect to clauses (ii) and (iii) only, for such Defaults or violations as could not, individually or in the aggregate, reasonably be expected to result in a BKR Material Adverse Change. Each of the Issuers’ and Baker Hughes’ execution, delivery and performance of this Agreement and the Indenture, the issuance and sale of the Securities, as applicable, and compliance by each of the Issuers and Baker Hughes with the terms thereof and the consummation of the transactions contemplated hereby, by the Indenture, by the Registration Statement, by the Time of Sale Prospectus and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any Default under the charter, by-laws, operating agreement or similar organizational documents of Baker Hughes or any of its subsidiaries, (ii) will not conflict with or constitute a breach of, or Default or a BKR Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Baker Hughes or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to Baker Hughes or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over Baker Hughes or any of its subsidiaries or any of its or their properties, except, with respect to clauses (ii) and (iii) only, for such Defaults, BKR Debt Repayment Triggering Events or violations that, individually or in the aggregate, could not reasonably be expected to result in a BKR Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Issuers’ or Baker Hughes’ execution, delivery and performance of this Agreement or the Indenture or consummation of the transactions contemplated hereby or thereby, by the Time of Sale Prospectus or by the Prospectus, except (i) the registration of the Securities under the Securities Act, (ii) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities and (iii) as have been obtained or made by the Issuers or Baker Hughes and except where the failure to so obtain or make, individually or in the aggregate, could not reasonably be expected to result in a BKR Material Adverse Change. As used herein, a “BKR Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time or both would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) issued by Baker Hughes or any of its subsidiaries, the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by Baker Hughes or any of its subsidiaries.

(p) No Material Actions or Proceedings. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the knowledge of Baker Hughes, threatened (i) against or affecting Baker Hughes or any of its subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, Baker Hughes or any of its subsidiaries or (iii) relating to environmental or discrimination matters related to Baker Hughes or its subsidiaries, where any such action, suit or proceeding, if determined adversely, could, individually or in the aggregate, reasonably be expected to result in a BKR Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement (any such action, suit or proceeding contemplated by the foregoing clauses (i), (ii) or (iii), a “BKR Action”).

(q) Labor Matters. No material dispute with the employees of Baker Hughes or any of its subsidiaries exists or, to the knowledge of Baker Hughes, is contemplated or threatened, and Baker Hughes is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could, individually or in the aggregate, result in a BKR Material Adverse Change.

(r) Intellectual Property Rights. Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, to the knowledge of Baker Hughes, Baker Hughes or its subsidiaries own or possess a valid right to use all patents, trademarks, service marks, trade names, copyrights, patentable inventions, trade secret, know-how and other intellectual property (collectively, the “Intellectual Property”) used by Baker Hughes or its subsidiaries in, and material to, the conduct of Baker Hughes’ and its subsidiaries’ business as now conducted or as proposed in the Registration Statement, the Time of Sale Prospectus and the Prospectus to be conducted. Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus or as could not, individually or in the aggregate result in a BKR Material Adverse Change, there is no infringement by third parties of any of Baker Hughes’ Intellectual Property and there are no legal or governmental actions, suits, proceedings or claims pending or, to Baker Hughes’ knowledge, threatened, against Baker Hughes (i) challenging Baker Hughes’ rights in or to any Intellectual Property, (ii) challenging the validity or scope of any Intellectual Property owned by Baker Hughes or (iii) alleging that the operation of Baker Hughes’ business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of a third party, and Baker Hughes is unaware of any facts which would form a reasonable basis for any such claim.

(s) All Necessary Permits, etc. Baker Hughes, the Issuers, and each BKR Significant Subsidiary possess such valid and current certificates, authorizations, permits, licenses, approvals, consents and other authorizations issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and none of Baker Hughes, the Issuers, or any BKR Significant Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization, permit, license, approval, consent or other authorization which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a BKR Material Adverse Change.

(t) Preliminary Prospectuses. Each Preliminary Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(u) Baker Hughes and Issuers Not an Investment Company. Each of the Company, Baker Hughes, and the Co-Issuer has been advised of the Investment Company Act of 1940, as amended, including the rules and regulations of the Commission thereunder (the “Investment Company Act”). None of the Company, Baker Hughes, or the Co-Issuer is, and after receipt of payment for the Securities and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in the Time of Sale Prospectus and the Prospectus will be, required to register as an “investment company” within the meaning of the Investment Company Act.

(v) No Price Stabilization or Manipulation. None of the Company, Baker Hughes, the Co-Issuer or any of its respective subsidiaries or affiliates has taken nor will take, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company, Baker Hughes, or the Co-Issuer to facilitate the sale or resale of the Securities.

(w) No Unlawful Contributions or Other Payments. (i) Baker Hughes, its subsidiaries and affiliates, and, to Baker Hughes’ knowledge, any director, officer, employee, agent or representative of Baker Hughes or of any of its subsidiaries or affiliates, have not taken and will not take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) Baker Hughes and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) none of Baker Hughes or any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(x) No Conflict with Money Laundering Laws. The operations of Baker Hughes and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Anti-Money Laundering Act of 2020 and the applicable anti-money laundering statutes of jurisdictions where Baker Hughes and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Baker Hughes or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of Baker Hughes, threatened.

(y) No Conflict with Sanctions.

(i) None of Baker Hughes, any of its subsidiaries or, to the knowledge of Baker Hughes, any director, officer, employee, agent, affiliate or representative of Baker Hughes or any of its subsidiaries is an individual or entity (“Person”) with whom dealings are restricted or prohibited by economic sanctions as a result of being, including as a result of being owned or controlled by one or more such Persons that are:

(A) listed on any lists of designated sanctions targets maintained and administered by the United States Government (including the U.S. Department of the Treasury’s Office of Foreign Assets Control and the U.S. Department of State), the United Nations Security Council, the European Union, His Majesty’s Treasury or any other relevant sanctions authority (each, a “Sanctions Authority”), or

(B) located, organized or resident in a country or territory that is the subject of comprehensive territorial sanctions by any Sanctions Authority (currently, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the non-government controlled areas of the Zaporizhzhia and Kerson Regions of Ukraine, Crimea, Cuba, Iran, and North Korea).

(ii) None of the Company, Baker Hughes or the Co-Issuer will, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, would violate the applicable sanctions administered or enforced by any Sanctions Authority (“Sanctions”); or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) Baker Hughes and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in and will not engage in any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction would have violated applicable Sanctions.

(z) Outbound Investment Rules. Neither Baker Hughes nor any of its subsidiaries is a “covered foreign person”, as that term is defined in 31 C.F.R. § 850.209.

(aa) Compliance with Environmental Laws. Each of Baker Hughes and its subsidiaries (excluding non-controlled joint ventures) (i) is in compliance with any and all applicable foreign, federal, state and local laws, orders and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) and (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws and is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws or the failure to receive or comply with the terms and conditions of such permits, licenses or other approvals would not, individually or in the aggregate, reasonably be expected to have a BKR Material Adverse Change. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus or which could not, individually or in the aggregate, reasonably be expected to have a BKR Material Adverse Change.

(bb) ERISA Compliance. Baker Hughes and its ERISA Affiliates (as defined below) are in compliance in all material respects with the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”). “ERISA Affiliate” means, with respect to any Person, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of which such Person is a member. Neither Baker Hughes nor any of its ERISA Affiliates has incurred any material liability under Title IV of ERISA. Each “employee benefit plan” established or maintained by Baker Hughes or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service.

(cc) Sarbanes-Oxley Compliance. There is and has been no failure on the part of Baker Hughes or the Issuers, or, to the knowledge of Baker Hughes and the Issuers, any of its respective directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(dd) Baker Hughes’ Accounting System. Baker Hughes and its subsidiaries maintain effective “internal control over financial reporting,” as such term is defined in Rule 13a-15(f) under the Exchange Act.

(ee) Internal Controls and Procedures. Baker Hughes maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ff) No Material Weakness in Internal Controls. Since the end of Baker Hughes’ most recent audited fiscal year, there has been (i) no material weakness in Baker Hughes’ internal control over financial reporting (whether or not remediated) and (ii) no change in Baker Hughes’ internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, Baker Hughes’ internal control over financial reporting.

(gg) Disclosure Controls. Baker Hughes and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by Baker Hughes in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to Baker Hughes’ management as appropriate to allow timely decisions regarding required disclosure. Baker Hughes and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(hh) Statistical and Market Data. Nothing has come to the attention of Baker Hughes that has caused Baker Hughes to believe that the statistical and market-related data included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(ii) Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company, Baker Hughes or the Co-Issuer as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(jj) The Co-Issuer. All of the issued and outstanding shares of capital stock of the Co-Issuer have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. The Co-Issuer has not conducted any business other than as considered by the Company to be reasonably necessary or desirable in connection with serving as co-issuer of the debt obligations of the Company.

(kk) Cyber Security; Data Protection. (i)(x) There has been no security breach or other compromise of or relating to any of Baker Hughes’ or its subsidiaries’ information technology and computer systems, networks, hardware, software, websites, applications, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”), (y) Baker Hughes and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data and (z) Baker Hughes’ or its subsidiaries’ IT Systems and Data operate and perform in all respects as required in connection with the operation of the business of Baker Hughes and its subsidiaries as currently conducted, free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; (ii) Baker Hughes and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data used in connection with their business reasonably consistent with industry standards and practices; (iii) Baker Hughes and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; and (iv) Baker Hughes and its subsidiaries have implemented backup and disaster recovery technology reasonably consistent with industry standards and practices, except as would not, in the case of clauses (i), (ii) and (iii) above, individually or in the aggregate, have a BKR Material Adverse Change.

Any certificate signed by an officer of the Company, Baker Hughes or the Co-Issuer, as applicable, and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company, Baker Hughes or the Co-Issuer, as applicable, to each Underwriter as to the matters set forth therein.

2. Purchase, Sale and Delivery of the Securities.

(a) The Securities. The Company and the Co-Issuer agree to issue and sell to the several Underwriters, severally and not jointly, all of the Securities upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company and the Co-Issuer (i) in the case of the 2029 Notes, the respective aggregate principal amount of the 2029 Notes set forth opposite their names on Schedule I at a purchase price of 99.708%, (ii) in the case of the 2031 Notes, the respective aggregate principal amount of the 2031 Notes set forth opposite their names on Schedule I at a purchase price of 99.465%, (iii) in the case of the 2033 Notes, the respective aggregate principal amount of the 2033 Notes set forth opposite their names on Schedule I at a purchase price of 99.405%, (iv) in the case of the 2036 Notes, the respective aggregate principal amount of the 2036 Notes set forth opposite their names on Schedule I at a purchase price of 99.193% and (v) in the case of the 2056 Notes, the respective aggregate principal amount of the 2056 Notes set forth opposite their names on Schedule I at a purchase price of 99.023%, payable on the Closing Date.

(b) The Closing Date. Delivery of certificates for the Securities in global form to be purchased by the Underwriters and payment therefor shall be made at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017 (or such other place as may be agreed to by the Issuers and the Representatives) at 9:00 a.m., New York time, on March 11, 2026, or such other time and date as the Underwriters and the Issuers shall mutually agree (the time and date of such closing are called the “Closing Date”).

(c) Public Offering of the Securities. The Representatives hereby advise the Company and the Co-Issuer that the Underwriters intend to offer for sale to the public, as described in the Time of Sale Prospectus and the Prospectus, their respective portions of the Securities as soon after the Execution Time as the Representatives, in their sole judgment, have determined is advisable and practicable.

(d) Payment for the Securities. Payment for the Securities shall be made at the Closing Date by wire transfer of immediately available funds to the order of the Company.

It is understood that the Representatives have been authorized, for their own accounts and for the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Securities that the Underwriters have agreed to purchase. The Representatives may (but shall not be obligated to) make payment for any Securities to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(e) Delivery of the Securities. The Company and the Co-Issuer shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters the Securities at the Closing Date through the facilities of the Depositary, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

3. Conditions. The obligations of the several Underwriters to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Issuers and Baker Hughes set forth in Section 1 hereof as of the date hereof, as of the Initial Sale Time and as of the Closing Date as though then made, to the timely performance by each of the Issuers and Baker Hughes of its covenants and other obligations hereunder, to the Registration Statement having become effective prior to the date hereof and to each of the following additional conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of Baker Hughes or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of Baker Hughes and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impractical or inadvisable to proceed with the offering or delivery of the Securities in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of Baker Hughes, to the effect set forth in Section 3(a)(i) above and to the effect that the representations and warranties of the each of the Company, Baker Hughes and the Co-Issuer contained in this Agreement are true and correct as of the Closing Date and that each of the Company, Baker Hughes and the Co-Issuer has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. Each officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Cleary Gottlieb Steen & Hamilton LLP, outside counsel for Baker Hughes and the Issuers, each dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(d) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Davis Polk & Wardwell LLP, counsel for the Underwriters, each dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

With respect to the negative assurance letters referenced in Section 3(c) and Section 3(e) above, Cleary Gottlieb Steen & Hamilton LLP and Davis Polk & Wardwell LLP, as applicable, may state that their opinions and beliefs in such letter are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified. The opinion and negative assurance letter of Cleary Gottlieb Steen & Hamilton LLP described in Section 3(c) above shall be rendered to the Underwriters at the request of Baker Hughes and shall so state therein.

(e) (A) The Underwriters shall have received, on each of the date hereof and the Closing Date, from KPMG LLP, independent registered public accountants for Baker Hughes, one or more letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the audited and unaudited financial statements and certain financial information of Baker Hughes contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that each such letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof; (B) The Underwriters shall have received, on each of the date hereof and the Closing Date, from Deloitte & Touche LLP, independent registered public accountants for Chart, one or more letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the audited and unaudited financial statements and certain financial information of Chart contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that each such letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(f) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(g) The Underwriters shall have received such other documents as the Representatives may reasonably request with respect to the good standing of each of the Company, Baker Hughes and the Co-Issuer, the due authorization and issuance of the Securities and other matters related to the issuance of such Securities.

4. Covenants of the Company, Baker Hughes and the Co-Issuer. Each of the Company, Baker Hughes and the Co-Issuer covenants and agrees, jointly and severally, with each Underwriter as follows:

(a) To furnish to you, upon request and without charge, signed copies of the Registration Statement (excluding exhibits thereto and documents incorporated by reference therein) during the period mentioned in Section 4(e) or 4(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated therein by reference and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such rule.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company, Baker Hughes or the Co-Issuer and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Not to take any action that would result in an Underwriter, the Company, Baker Hughes or the Co-Issuer being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Securities, as in the opinion of counsel for the Underwriters, the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which the Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(h) The Company shall apply the net proceeds from the sale of the Securities sold by the Issuers in the manner described under the caption “Use of Proceeds” in the Prospectus and the Time of Sale Prospectus.

(i) The Company will cooperate with the Underwriters and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.

(j) To advise you promptly, and confirm such advice in writing, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement and of any proceeding pending before or threatened by the Commission for such purpose pursuant to Section 8A under the Securities Act.

(k) To make generally available to each of the Company’s, Baker Hughes’ and the Co-Issuer’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of Baker Hughes occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(l) The Company, Baker Hughes and the Co-Issuer will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company, Baker Hughes or the Co-Issuer to facilitate the sale or resale of the Securities.

(m) The Company, Baker Hughes and the Co-Issuer will prepare a final term sheet containing only a description of the Securities, in a form approved by the Underwriters and attached as Exhibit A hereto, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”). Any such Final Term Sheet is a free writing prospectus for purposes of this Agreement.

(n) During the period commencing on the date hereof and ending on the business day following the Closing Date, none of the Company, Baker Hughes or the Co-Issuer will, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company, Baker Hughes or the Co-Issuer or securities exchangeable for or convertible into debt securities of the Company, Baker Hughes or the Co-Issuer (other than as contemplated by this Agreement with respect to the Securities and the proposed offering of EUR-denominated senior notes to be offered substantially concurrent with this offering).

The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company, Baker Hughes or the Co-Issuer of any one or more of the foregoing covenants or extend the time for their performance.

5. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) all expenses incident to the issuance and delivery of the Securities, (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities, (iii) the fees, disbursements and expenses of the counsel for Baker Hughes and the Issuers, Baker Hughes’ accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, Baker Hughes or the Co-Issuer and amendments and supplements to any of the foregoing, including all printing and engraving costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by the Financial Industry Regulatory Authority in an amount not to exceed $15,000, (v) all costs and expenses incurred in connection with the preparation, printing, shipping and distribution of this Agreement, the Indenture, the DTC Agreement and the Securities, (vi) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 4(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum in an amount not to exceed $15,000, (vii) the fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (viii) any fees payable in connection with the rating of the Securities with the ratings agencies, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Issuers in connection with approval of the Securities by the Depositary for “book-entry” transfer, (x) the costs and expenses of the Company, Baker Hughes and the Co-Issuer relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including the costs associated with the dissemination of any electronic road show, provided, however, that 50% of the cost of any aircraft chartered in connection with the road show shall be paid by the Underwriters and (xi) all other costs and expenses incident to the performance of the obligations of the Company, Baker Hughes and the Co-Issuer hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section and Section 7 entitled “Indemnity and Contribution” and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel.

6. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

7. Indemnity and Contribution. (a) Each of the Company, Baker Hughes and the Co-Issuer agrees to indemnify and hold harmless (i) each Underwriter, (ii) the directors, officers, employees and agents of each Underwriter, (iii) each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and (iv) each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act (collectively, the “Underwriter Indemnitees”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any of the Underwriters consists of the information described as such in Section 7(b) hereof. Each of the Company, Baker Hughes and the Co-Issuer agrees and confirms that references to “affiliates” of any Underwriter that appear in this Agreement shall, with respect to Morgan Stanley & Co. LLC, be understood to include Mitsubishi UFJ Morgan Stanley Securities Co., Ltd.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, or the Prospectus or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto. Each of the Company, Baker Hughes and the Co-Issuer hereby acknowledges that the only information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto are the following statements set forth in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any amendment or supplement thereto: the first two sentences of the first paragraph under the caption “Underwriting—Discounts”, the third sentence of the first paragraph under the caption “Underwriting—New Issues of Notes” and the first and second paragraphs under the heading “Underwriting—Short Positions and Penalty Bids”.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, (iii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party or (iv) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Underwriter Indemnitees and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriter Indemnitees, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this Section 7(c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (A) includes an unconditional release of such indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statements to or any admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such Section, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, Baker Hughes and the Co-Issuer on the one hand and the Underwriters on the other hand in connection with the offering and sale of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Issuers and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Securities. The relative fault of the Company, Baker Hughes and the Co-Issuer on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, Baker Hughes and the Co-Issuer, on the one hand, or by the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Each of the Company’s, Baker Hughes’ and the Co-Issuer’s obligations to contribute pursuant to this Section 7(d) are joint and several. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Securities they have purchased hereunder, and not joint.

(e) The Company, Baker Hughes, the Co-Issuer and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 7(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company, Baker Hughes and the Co-Issuer contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter Indemnitee, the Company, Baker Hughes, the Co-Issuer or any person controlling any of the Company, Baker Hughes and the Co-Issuer and its respective officers or directors and (iii) acceptance of and payment for any of the Securities.

8. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company, Baker Hughes or the Co-Issuer shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

9. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportion to the aggregate principal amounts of such Securities set forth opposite their respective names on Schedule I bears to the aggregate principal amount of such Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase such Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase such Securities and the aggregate principal amount of such Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 5, 7, 15 and 16 shall at all times be effective and shall survive such termination. In any such case, either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, to Registration Statement, the Prospectus or the Time of Sale Prospectus (or any amendment or supplement thereto) or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 9. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company, Baker Hughes or the Co-Issuer to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company, Baker Hughes or the Co-Issuer shall be unable to perform its respective obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

10. Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 10, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

11. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company, Baker Hughes and the Co-Issuer, on the one hand, and the Underwriters, on the other, with respect to the preparation of any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering and the purchase and sale of the Securities.

(b) Each of the Company, Baker Hughes and the Co-Issuer acknowledges that in connection with the offering of the Securities: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, Baker Hughes, the Co-Issuer or any other person, (ii) the Underwriters owe the Company, Baker Hughes and the Co-Issuer only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company, Baker Hughes and the Co-Issuer. Each of the Company, Baker Hughes and the Co-Issuer waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering and sale of the Securities.

12. Counterparts. This Agreement may be signed in two or more counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability to the fullest extent permitted by applicable law as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriter pursuant to Section 9 hereof, and to the benefit of the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 7, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Securities as such from any of the Underwriters merely by reason of such purchase.

14. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

15. Applicable Law. This Agreement, and any claim, controversy or dispute arising under or related to this Agreement, shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to its conflicts of laws principles.

16. Waiver of Jury Trial. THE UNDERWRITERS, ON THE ONE HAND, AND THE COMPANY, BAKER HUGHES AND THE CO-ISSUER (EACH ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE STOCKHOLDERS), ON THE OTHER HAND, WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, CLAIM, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

17. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18. General Provisions. Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 7, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 7 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, Baker Hughes, the Co-Issuer, their affairs and their businesses in order to assure that adequate disclosure has been made in the Registration Statement, the Time of Sale Prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

19. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives c/o Goldman Sachs & Co. LLC, 200 West Street, New York, NY 10282; Attention: Registration Department (fax: (212) 902-9316; email: registration-syndops@ny.email.gs.com); c/o Morgan Stanley & Co. LLC, 1585 Broadway, 29th Floor, New York, NY 10036; Attention: Investment Banking Division (fax: (212) 507-8999); c/o Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013; Attention: General Counsel (fax: (646) 291-1469); c/o Deutsche Bank Securities Inc., 1 Columbus Circle, New York, NY 10019; Attention: Debt Capital Markets Syndicate, with a copy to General Counsel, (email: dbcapmarkets.gcnotices@list.db.com); and c/o J.P. Morgan Securities LLC, 270 Park Avenue, New York, NY 10017; Attention: Investment Grade Syndicate Desk (fax: (212) 834-6081); and, if to the Company, Baker Hughes or the Co-Issuer, shall be delivered, mailed or sent to Baker Hughes Company, 575 N. Dairy Ashford Rd., Suite 100, Houston, Texas 77079, Attention: Chief Legal Officer.

20. Acknowledgement and Consent to Bail-in of UK and EEA Financial Institutions. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understanding between the Underwriters and the Company, Baker Hughes and the Co-Issuer, each of the Company, Baker Hughes and the Co-Issuer acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts and agrees to be bound by:

(a) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of each Underwriter to the Company, Baker Hughes and the Co-Issuer under this Agreement, which (without limitation) may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of such BRRD Liability or outstanding amount due thereon;

(ii) the conversion of all, or a portion, of such BRRD Liability into shares, other securities or other obligations of each Underwriter or another person (and the issue to or conferral on the Company, Baker Hughes and the Co-Issuer of such shares, securities or obligations);

(iii) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(iv) the cancellation of such BRRD Liability;

(b) the variation of any term of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

For purposes of this Section 20, the following definitions apply:

“Bail-in Legislation” means in relation to the UK and a member state of the European Economic Area that has implemented, or that at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Liability” means a liability in respect of which the relevant Write-down and Conversion Powers in the applicable Bain-in Legislation may be exercised.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to each Underwriter.

[Signature pages follow]

Very truly yours, BAKER HUGHES HOLDINGS LLC

By:	/s/ Daniel Horton
Name: Daniel Horton
Title: VP, Treasurer

BAKER HUGHES CO-OBLIGOR, INC.

By:	/s/ Benjamin Leibman
Name: Benjamin Leibman
Title: Vice President

BAKER HUGHES COMPANY, as guarantor

By:	/s/ Daniel Horton
Name: Daniel Horton
Title: VP, Treasurer

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

GOLDMAN SACHS & CO. LLC

MORGAN STANLEY & CO. LLC

CITIGROUP GLOBAL MARKETS INC.

DEUTSCHE BANK SECURITIES INC.

J.P. MORGAN SECURITIES LLC

Acting as Representatives of the

several Underwriters named in

the attached Schedule I.

Goldman Sachs & Co. LLC

By:	/s/ Kevin Dirkse
Name: Kevin Dirkse
Title: Managing Director

Morgan Stanley & Co. LLC

By:	/s/ Yiming Hu
Name: Yiming Hu
Title: Vice President

Citigroup Global Markets Inc.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Managing Director

Deutsche Bank Securities Inc.

By:	/s/ Ben Smilchensky
Name: Ben Smilchensky
Title: Managing Director

By:	/s/ Ryan Montgomery
Name: Ryan Montgomery
Title: Managing Director

[Signature Page to Underwriting Agreement]

J.P. Morgan Securities LLC

By:	/s/ Som Bhattacharyya
Name: Som Bhattacharyya
Title: Executive Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Aggregate Principal Amount of 2029 Notes to be Purchased	Aggregate Principal Amount of 2031 Notes to be Purchased	Aggregate Principal Amount of 2033 Notes to be Purchased	Aggregate Principal Amount of 2036 Notes to be Purchased	Aggregate Principal Amount of 2056 Notes to be Purchased
Goldman Sachs & Co. LLC	$166,650,000	$416,625,000	$249,975,000	$666,600,000	$666,600,000
Morgan Stanley & Co. LLC	166,650,000	416,625,000	249,975,000	666,600,000	666,600,000
Citigroup Global Markets Inc.	26,500,000	66,250,000	39,750,000	106,000,000	106,000,000
Deutsche Bank Securities Inc.	26,500,000	66,250,000	39,750,000	106,000,000	106,000,000
J.P. Morgan Securities LLC	26,500,000	66,250,000	39,750,000	106,000,000	106,000,000
BofA Securities, Inc.	9,050,000	22,625,000	13,575,000	36,200,000	36,200,000
Barclays Capital Inc.	9,050,000	22,625,000	13,575,000	36,200,000	36,200,000
HSBC Securities (USA) Inc.	9,050,000	22,625,000	13,575,000	36,200,000	36,200,000
MUFG Securities Americas Inc.	9,050,000	22,625,000	13,575,000	36,200,000	36,200,000
UniCredit Capital Markets LLC	9,050,000	22,625,000	13,575,000	36,200,000	36,200,000
BNP Paribas Securities Corp.	6,700,000	16,750,000	10,050,000	26,800,000	26,800,000
SG Americas Securities, LLC	6,700,000	16,750,000	10,050,000	26,800,000	26,800,000
Standard Chartered Bank	6,700,000	16,750,000	10,050,000	26,800,000	26,800,000
Intesa Sanpaolo IMI Securities Corp.	4,050,000	10,125,000	6,075,000	16,200,000	16,200,000
RBC Capital Markets, LLC	4,050,000	10,125,000	6,075,000	16,200,000	16,200,000
BBVA Securities Inc.	2,750,000	6,875,000	4,125,000	11,000,000	11,000,000
Academy Securities, Inc.	2,750,000	6,875,000	4,125,000	11,000,000	11,000,000
Siebert Williams Shank & Co., LLC	2,750,000	6,875,000	4,125,000	11,000,000	11,000,000
The Standard Bank of South Africa Limited	2,750,000	6,875,000	4,125,000	11,000,000	11,000,000
Loop Capital Markets LLC	2,750,000	6,875,000	4,125,000	11,000,000	11,000,000

Total:	$500,000,000	$1,250,000,000	$750,000,000	$2,000,000,000	$2,000,000,000

I-1

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary Prospectus issued March 4, 2026.

2.	Pricing Term Sheet containing the terms of the Securities, substantially in the form of Exhibit A hereto.

II-1

SCHEDULE III

Free Writing Prospectus

1. Pricing Term Sheet containing the terms of the Securities, substantially in the form of Exhibit A hereto.

III-1

EXHIBIT A

Form of Pricing Term Sheet

A-1

Filed Pursuant to Rule 433

Registration No. 333-275865

March 5, 2026

Baker Hughes Holdings LLC

Baker Hughes Co-Obligor, Inc.

Pricing Term Sheet

$500,000,000 4.050% Senior Notes due 2029

$1,250,000,000 4.350% Senior Notes due 2031

$750,000,000 4.650% Senior Notes due 2033

$2,000,000,000 5.000% Senior Notes due 2036

$2,000,000,000 5.850% Senior Notes due 2056

The information in this pricing term sheet supplements Baker Hughes Holdings LLC and Baker Hughes Co-Obligor, Inc.’s preliminary prospectus supplement dated March 4, 2026 (the “Preliminary Prospectus Supplement”), and supersedes the information in the Preliminary Prospectus Supplement to the extent inconsistent with the information in the Preliminary Prospectus Supplement. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus Supplement.

Issuers:	Baker Hughes Holdings LLC Baker Hughes Co-Obligor, Inc.

Guarantor:	The notes will be fully and unconditionally guaranteed by Baker Hughes Company, the sole indirect parent of the Issuers.

Title of Securities:

4.050% Senior Notes due 2029 (the “2029 Notes”)

4.350% Senior Notes due 2031 (the “2031 Notes”)

4.650% Senior Notes due 2033 (the “2033 Notes”)

5.000% Senior Notes due 2036 (the “2036 Notes”)

5.850% Senior Notes due 2056 (the “2056 Notes”)

Anticipated Ratings (Moody’s / S&P)*:	A3 / A

Trade Date:	March 5, 2026

Settlement Date**:	March 11, 2026 (T+4)

Security Type:	SEC Registered

Maturity Date:	March 11, 2029 for the 2029 Notes June 15, 2031 for the 2031 Notes June 15, 2033 for the 2033 Notes June 15, 2036 for the 2036 Notes June 15, 2056 for the 2056 Notes

Principal Amount:	$500,000,000 for the 2029 Notes $1,250,000,000 for the 2031 Notes $750,000,000 for the 2033 Notes $2,000,000,000 for the 2036 Notes $2,000,000,000 for the 2056 Notes

Coupon:	4.050% for the 2029 Notes 4.350% for the 2031 Notes 4.650% for the 2033 Notes 5.000% for the 2036 Notes 5.850% for the 2056 Notes

Interest Payment Dates:

Semi-annually on March 11 and September 11 of each year, beginning September 11, 2026 for the 2029 Notes

Semi-annually on June 15 and December 15 of each year, beginning June 15, 2026 for the 2031 Notes, the 2033 Notes, the 2036 Notes and the 2056 Notes

Benchmark Treasury:

UST 3.500% due February 15, 2029 for the 2029 Notes

UST 3.500% due February 28, 2031 for the 2031 Notes

UST 3.750% due February 28, 2033 for the 2033 Notes

UST 4.125% due February 15, 2036 for the 2036 Notes

UST 4.625% due November 15, 2055 for the 2056 Notes

Benchmark Treasury Price and Yield:	99-21 3⁄4; 3.615% for the 2029 Notes 98-29 1⁄4; 3.741% for the 2031 Notes 98-28+; 3.933% for the 2033 Notes 99-26+; 4.146% for the 2036 Notes 97-28+; 4.758% for the 2056 Notes

Spread to Benchmark Treasury:	+45 bps for the 2029 Notes +65 bps for the 2031 Notes +75 bps for the 2033 Notes +90 bps for the 2036 Notes +110 bps for the 2056 Notes

Yield to Maturity:	4.065% for the 2029 Notes 4.391% for the 2031 Notes 4.683% for the 2033 Notes 5.046% for the 2036 Notes 5.858% for the 2056 Notes

Public Offering Price:

99.958% of the principal amount for the 2029 Notes

99.815% of the principal amount for the 2031 Notes

99.805% of the principal amount for the 2033 Notes

99.643% of the principal amount for the 2036 Notes

99.898% of the principal amount for the 2056 Notes

Aggregate Net Proceeds (after the underwriting discounts but before expenses):	$6,451,710,000

Optional Redemption:

Redeemable at any time before the applicable “Par Call Date” (as set out in the table below), at a redemption price equal to the greater of:

(i) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to the redemption date (assuming the notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus the applicable “Make-Whole Spread” (as set out in the table below) less (b) interest accrued to the date of redemption, and

(ii) 100% of the principal amount of the notes to be redeemed plus, in either case, accrued and unpaid interest thereon to the redemption date.

In the case of the 2029 Notes, 2031 Notes, 2033 notes, 2036 Notes and 2056 Notes, redeemable at any time on or after the applicable Par Call Date in an amount equal to the principal amount of the notes to be redeemed plus accrued and unpaid interest.

	Series 2029 Notes 2031 Notes 2033 Notes 2036 Notes 2056 Notes	Par Call Date February 11, 2029 May 15, 2031 April 15, 2033 March 15, 2036 December 15, 2055	Make-Whole Spread 10 basis points 10 basis points 15 basis points 15 basis points 20 basis points

Special Mandatory Redemption:	If (i) Chart Merger is not consummated on or before the later of (x) July 28, 2026 and (y) the date that is five business days after the Outside Date (as defined in the Merger Agreement), (ii) prior to the Outside Date, the Merger Agreement is terminated or (iii) the BHH LLC notifies the Trustee under the indenture that Baker Hughes will not pursue consummation of the Chart Merger, then BHH LLC will be required to redeem all the notes, at a redemption price equal to 101% of the aggregate principal amount of the notes plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date.

CUSIP / ISIN:	2029 Notes: 05724BAL3 / US05724BAL36 2031 Notes: 05724BAM1 / US05724BAM19 2033 Notes: 05724BAN9 / US05724BAN91 2036 Notes: 05724BAP4 / US05724BAP40 2056 Notes: 05724BAQ2 / US05724BAQ23

Joint Global Coordinators and Joint Book-Running Managers:	Goldman Sachs & Co. LLC Morgan Stanley & Co. LLC

Joint Book-Running Managers:	Citigroup Global Markets Inc. Deutsche Bank Securities Inc. J.P. Morgan Securities LLC

Passive Book-Running Managers:	BofA Securities, Inc. Barclays Capital Inc. HSBC Securities (USA) Inc. MUFG Securities Americas Inc. UniCredit Capital Markets LLC

Senior Co-Managers:	BNP Paribas Securities Corp. SG Americas Securities, LLC Standard Chartered Bank

Co-Managers:

Intesa Sanpaolo IMI Securities Corp.

RBC Capital Markets, LLC

BBVA Securities Inc.

Academy Securities, Inc.

Siebert Williams Shank & Co., LLC

The Standard Bank of South Africa Limited

Loop Capital Markets LLC

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
**

The issuers expect that delivery of the notes will be made to investors on March 11, 2026, which will be the fourth business day following the date hereof (such settlement being referred to as “T+4”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the initial trade date of the notes will be required, by virtue of the fact that the notes initially will settle in T+4, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement and should consult their advisors.

The issuers have filed a registration statement (including a preliminary prospectus supplement and a prospectus) and a prospectus supplement with the U.S. Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus supplement for this offering, the issuers’ prospectus in that registration statement and any other documents the issuers have filed with the SEC for more complete information about the issuers and this offering. You may get these documents for free by searching the SEC online data base (EDGAR) on the SEC web site at http://www.sec.gov. Alternatively, the issuers, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement and prospectus if you request it by calling (i) Goldman Sachs & Co. LLC at 1-866-471-2526, (ii) Morgan Stanley & Co. LLC at 1-866-718-1649, (iii) Citigroup Global Markets Inc. at 1-800-831-9146, (iv) Deutsche Bank Securities Inc. at 1-800-503-4611 or (v) J.P. Morgan Securities LLC at 1-212-834-4533.

The Standard Bank of South Africa Limited and any other non-U.S. registered broker-dealer will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.